UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 4, 2007

Opexa Therapeutics, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Texas
(State or Other Jurisdiction of Incorporation)

001-33004	76-0333165
(Commission File Number)	(I.R.S. Employer Identification No.)

2635 N. Crescent Ridge Drive The Woodlands, Texas (Address of Principal Executive Office)	77381 (ZipCode)
Registrant’s telephone number, including area code: (281) 272-9331
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

      Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      Pre-commencement communication pursuant to Rule 144d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01    NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING
RULE OR STANDARD; TRANSFER OF LISTING.

On December 4, 2007, Opexa Therapeutics, Inc. ("Opexa") filed a transfer application with The Nasdaq Stock Market to transfer its common stock listing from the Nasdaq Global Market to the Nasdaq Capital Market.  Opexa determined that it was currently not in compliance with the continuing listing requirements for the Nasdaq Global Market, and that it was appropriate to move the listing to the Nasdaq Capital Market with its less restrictive continuing listing requirements. On December 10, 2007, Opexa received notice from The Nasdaq Stock Market that Opexa’s common stock would begin trading on the Nasdaq Capital Market at the open of business on Thursday, December 13, 2007.   Opexa will continue to trade under the symbol “OPXA”.

Forward-Looking Statements

Some of the statements contained in this report discuss future expectations, contain projections of results of operations or financial condition, or state other "forward-looking" information. The words "believe," "intend," "plan," "expect," "anticipate," "estimate," "project," "goal" and similar expressions identify such statement was made. These statements are subject to known and unknown risks, uncertainties, and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward-looking information is based on various factors and is derived using numerous assumptions. Factors that might cause or contribute to such a discrepancy include, but are not limited to The Nasdaq Stock Market’s approval of the transfer application and the risks discussed in our other SEC filings. We do not promise to update forward-looking information to reflect actual results or changes in assumptions or other factors that could affect those statements. Future events and actual results could differ materially from those expressed in, contemplated by, or underlying such forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

OPEXA THERAPEUTICS, INC.

Date: December 10, 2007	By:	/s/ David B. McWilliams
David B. McWilliams
President and Chief Executive Officer